Exhibit 10.2

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of __________, 2026, by and between ARC Group Securities Acquisition II, a Cayman Islands exempted company (the “Company”), and Odyssey Transfer and Trust Company, a Minnesota corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1 (File No. 333-291339) (the “Registration Statement”), and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one of the Company’s Class A ordinary shares, par value US$0.0001 per share (each, an “Ordinary Share”), one redeemable warrant entitling the holder thereof to purchase one Ordinary Share, and one right entitling the holder thereof to receive one-forth (1/4) of one Ordinary Share upon the consummation of an initial business combination (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission; and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with ARC Group Securities LLC (“ARC Group Securities”) as the representative (the “Representative”) of the underwriters named therein; and

WHEREAS, as described in the Prospectus, $100,000,000 (or $115,000,000 if the over-allotment is fully exercised) of the gross proceeds of the Offering and sale of the Private Placement Units (each as defined in the Underwriting Agreement) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee located in the United States at [•] (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) Promptly upon receipt of written instruction of the Company, (i) invest and reinvest the Property, initially solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, (ii) hold the Property as uninvested cash or (iii) hold the Property in an interest-bearing bank demand deposit account or other accounts at a bank, in each case as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and ARC Group Securities of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of tax returns relating to assets held in the Trust Account or in connection with the preparation or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, jointly signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or a director or other authorized officer of the Company and, in the case of Exhibit A, acknowledged and agreed to by ARC Group Securities, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the Trust Account (which interest shall be net of taxes payable, and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided, that, in the case a Termination Letter in the form of Exhibit A is received, or (y) upon the date which is the later of (A) twelve (12) months after the closing of the Offering (or fifteen (15) months if the Company has executed, within 12 months after the closing of this initial public offering, a definitive agreement for the initial business combination), as further described in the Registration Statement, and (B) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on funds held in the Trust Account (which interest shall be net of taxes payable, and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any franchise or income tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, however, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Articles not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (as defined below) (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities that qualifies as a “Business Combination” as defined in the Articles (a “Business Combination”) or the Company’s obligation to redeem 100% of the Company’s public shares if it does not complete its initial Business Combination within twelve (12) months after the closing of the Offering (or fifteen (15) months if the Company has executed, within 12 months after the closing of this initial public offering, a definitive agreement for the initial business combination) (the “Completion Window”), as further described in the Registration Statement or (B) with respect to any other material provisions of the Articles relating to shareholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l) Reserved; and

(m) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j), or (k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Chief Executive Officer, Chief Financial Officer or a director of the Company. In addition, except with respect to its duties under Section 1(i), 1(j), and 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all reasonable and documented expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee may obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld; provided, further that the Company may conduct and manage the defense against any Indemnified Claim if the Trustee does not promptly take reasonable steps to mount such a defense. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Section 1(i) hereof. The Company shall pay the Trustee upon receipt of an invoice from the Trustee. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of the inspector of elections for the general meeting of shareholders verifying the vote of such shareholders regarding such Business Combination;

(e) Provide ARC Group Securities with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same; and

(f) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonably incurred expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s, or its representatives’, gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee with written notification to the Company, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j), and 1(k) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement (whether following the Trustee giving notice that it desires to resign under this Agreement or the Company otherwise electing to replace the Trustee under this Agreement), the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c) If the Offering is not consummated within ten (10)  business days of the date of this Agreement, in which case any funds received by the Trustee from the Company, FDB II (“Sponsor”), or ARC Group Securities, for purposes of funding the Trust Account shall be promptly returned to the Company, Sponsor or ARC Group Securities, as applicable.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s or its representatives’ gross negligence or willful misconduct, the Trustee shall not be liable for any loss, liability or out-of-pocket expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j), 1(k) and 1(m) hereof (which sections may not be modified, amended or deleted without the affirmative vote of at least two-thirds of the then outstanding Ordinary Shares and Class B ordinary shares, par value US$0.0001 per share, of the Company which are represented in person or by proxy and are voted at a general meeting of the Company, voting together as a single class; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his, her or its election to redeem his, her or its Ordinary Shares in accordance with the Articles), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by electronic mail or by facsimile transmission:

if to the Trustee, to:

Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, MN 55125

Attn: Client Services

Email: clientsus@odysseytrust.com

if to the Company, to:

ARC Group Securities Acquisition II

398 Mill Ave, Suite 306

Tempe, AZ 85281

Attn: Arham Bin Abdul Rahman

Email: [●]

in each case, with copies to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attn: Gil Savir, Esq.

Email: gilsavir@paulhastings.com

and

ARC Group Securities LLC

398 Mill Ave, Suite 306

Tempe, AZ 85281

Attn: Mr. Ian Hanna

Email: ian.hannah@arc-securities.com

(f) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof. The words “execution,” signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(i) Each of the Company and the Trustee hereby acknowledges and agrees that ARC Group Securities is a third-party beneficiary of this Agreement.

(j) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity without the prior written consent of the other party.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Odyssey Transfer and Trust Company, as Trustee

By:
Name:
Title:

ARC Group Securities Acquisition II

By:
Name:	Arham Bin Abdul Rahman
Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Schedule

Trust Agreement - one-time acceptance fee
Annual administrative fee
Disbursement/withdrawal processing fee (per payment)
Shareholder redemption processing fee (per redemption)
Liquidation of the trust
Asset management fee	As negotiated
Out of pocket expenses	As Incurred

EXHIBIT A

ARC Group Securities Acquisition II
398 Mill Ave, Suite 306
Tempe, AZ 85281

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re: Trust Account - Termination Letter

Dear :

Pursuant to Section 1(i) of the Investment Management Trust Agreement between ARC Group Securities Acquisition II (the “Company”) and Odyssey Transfer and Trust Company (the “Trustee”), dated as of , 2026 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [ ] (the “Target Business”) to consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with the Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date (or such shorter time period as you may agree) of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into the trust operating account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account awaiting distribution, neither the Company nor ARC Group Securities will earn any interest.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially, concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) an affidavit or a certificate by the Company’s Chief Executive Officer or Chief Financial Officer, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) joint written instruction signed by the Company and ARC Group Securities with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

ARC Group Securities Acquisition II

By:
Name:	Arham Bin Abdul Rahman
Title:	Chief Executive Officer

ARC Group Securities LLC

By:
Name:
Title:

EXHIBIT B

ARC Group Securities Acquisition II
398 Mill Ave, Suite 306
Tempe, AZ 85281

[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re: Trust Account - Termination Letter

Dear :

Pursuant to Section 1(i) of the Investment Management Trust Agreement between ARC Group Securities Acquisition II (the “Company”) and Odyssey Transfer and Trust Company (the “Trustee”), dated as of , 2026 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the trust operating account to await distribution to the Public Shareholders in accordance with the Articles. The Company has selected as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the Articles. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

ARC Group Securities Acquisition II

By:
Name:	Arham Bin Abdul Rahman
Title:	Chief Executive Officer

EXHIBIT C

ARC Group Securities Acquisition II
398 Mill Ave, Suite 306
Tempe, AZ 85281

[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re: Trust Account - Tax Payment Withdrawal Instruction

Dear :

Pursuant to Section 1(j) of the Investment Management Trust Agreement between ARC Group Securities Acquisition II (the “Company”) and Odyssey Transfer and Trust Company (the “Trustee”), dated as of , 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

ARC Group Securities Acquisition II

By:
Name:	Arham Bin Abdul Rahman
Title:	Chief Executive Officer

cc: ARC Group Securities LLC

EXHIBIT D

ARC Group Securities Acquisition II
398 Mill Ave, Suite 306
Tempe, AZ 85281

[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re: Trust Account - Shareholder Redemption Withdrawal Instruction

Dear :

Pursuant to Section 1(k) of the Investment Management Trust Agreement between ARC Group Securities Acquisition II (the “Company”) and Odyssey Transfer and Trust Company (the “Trustee”), dated as of [ ], 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Shareholders on behalf of the Company $ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or the Company’s obligation to redeem 100% of the Company’s public shares if it has not consummated its initial Business Combination within the period of time as is described in the Articles or (B) with respect to any other material provisions of the Articles relating to shareholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Shareholders in accordance with your customary procedures.

Very truly yours,

ARC Group Securities Acquisition II

By:
Name:	Arham Bin Abdul Rahman
Title:	Chief Executive Officer

cc: ARC Group Securities LLC